UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1900 Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

(716) 371-1125

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2024, the Board of Directors (the “Board”) of Elevation Oncology, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, elected Darcy Mootz, Ph.D., to serve as a Class II director and a member of the Compensation Committee, effective immediately. Dr. Mootz’s initial term will expire at the Company’s 2026 annual meeting of stockholders. The Board has determined that Dr. Mootz is an independent director in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Market.

Dr. Mootz currently serves as President of Architect Therapeutics, a position she has held since April 2023. She previously served as Head of Amunix Pharmaceuticals from February 2022 until April 2023 and was Chief Business Officer of Amunix from February 2019 to February 2022. Prior to joining Amunix, Dr. Mootz was an independent consultant working with venture capital firms and life sciences companies on corporate development and strategy projects. Before that, she served as Chief Business Officer of ORIC Pharmaceuticals, and, earlier, served as Vice President, Corporate Development at Achaogen. In addition to the Company’s Board, Dr. Mootz also serves on the board of directors of Alpha-9 Oncology. She received a B.S. in Biology from Duke University and a Ph.D. in Biochemistry from Harvard University.

Dr. Mootz was awarded an initial option grant for the purchase of 55,000 shares of the Company’s common stock upon election to the Board. The exercise price per share for the option was $2.74. The option will vest in equal monthly installments over a period of 36 months from the date of the grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. Dr. Mootz will also receive a $40,000 annual retainer for her service on the Board and an additional $5,000 annual retainer for her service on the Compensation Committee. Dr. Mootz will be eligible to receive annual equity awards upon the conclusion of each annual meeting of stockholders beginning in 2024. The annual option will vest in full on the one-year anniversary of the grant date, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable.

Dr. Mootz has entered into an indemnity agreement with the Company in the form entered into with the Company’s other directors and executive officers, which was filed as Exhibit 10.1 to the Form S-1/A filed by the Company with the SEC on June 21, 2021. There are no arrangements or understandings between Dr. Mootz and any other person pursuant to which Dr. Mootz was elected as a director, and neither Dr. Mootz nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: January 22, 2024	By:	/s/ Tammy Furlong
Tammy Furlong
Chief Financial Officer